Tompkins Financial Corp. 8-K

Exhibit 99.1

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, Executive VP, CFO & COO

Tompkins Financial Corporation (888) 503-5753

For Immediate Release

Friday, April 28, 2023

Tompkins Financial Corporation Reports First Quarter Earnings

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)

Tompkins Financial Corporation ("Tompkins" or the "Company") reported diluted earnings per share of $1.35 for the first quarter of 2023, in line with the immediate prior quarter, and down 15.6% from diluted earnings per share of $1.60 reported in the first quarter of 2022. The first quarter results in the prior year included $2.0 million, pre-tax, ($0.10 per diluted share) in net fees related to the SBA's Paycheck Protection Program loans ("PPP"), compared to net fees of $2,000 in the current period.

Net income for the first quarter of 2023 was $19.4 million, a decrease of 16.7% from the $23.3 million reported for the same period in 2022. Increased funding costs coupled with increases in operating expense were the main drivers for the year-over-year decreases in net income.

Tompkins President and CEO, Stephen Romaine, commented, "The first quarter of 2023 was a tumultuous quarter for the banking industry. In times like these, our business model - built on strong customer relationships and sustainable financial performance - has helped differentiate Tompkins from companies with less tenable business models. Though we are not immune to certain headwinds facing our industry - as evident from reduced earnings in the first quarter - we are pleased to report an increase in our common equity for the second consecutive quarter, a strong liquidity position, while at the same time delivering an annualized return on equity of 12.45% in the first quarter of 2023."

SELECTED HIGHLIGHTS FOR THE PERIOD:

•	Key profitability measures remained healthy in the first quarter, with a return on average assets of 1.03% (up from 1.00% last quarter); net interest margin of 2.99% (down from 3.02% last quarter); and return on equity of 12.45% (down from 13.36% last quarter).

•	Regulatory Tier 1 capital to average assets improved for the sixth consecutive quarter, ending the first quarter of 2023 at 9.63%.

•	Total loans at March 31, 2023 were $5.3 billion, in line with the immediate prior quarter, and up $210.2 million, or 4.2% from March 31, 2022. Excluding PPP loans, total loans at March 31, 2023 were up 4.6% over the first quarter of 2022.

•	Total nonperforming assets at March 31, 2023 represented 0.37% of total assets and declined 13.7% from the most recent prior quarter.

•	Total deposits at March 31, 2023 were $6.5 billion, reflecting a 1.4% decrease compared to year-end 2022 and a decline of 7.2% when compared to same period last year.

NET INTEREST INCOME

Net interest margin was 2.99% for the first quarter of 2023, compared to 3.02% reported for the fourth quarter of 2022, and 3.04% at March 31, 2022. The decrease in margin from the fourth quarter of 2022 was due primarily to the increase in interest rates on interest-bearing liabilities outpacing increases on interest earning asset yields due to the higher interest rate environment.

Net interest income was $54.2 million for the first quarter of 2023, down from $57.3 million for the fourth quarter of 2022, and $56.6 million for the first quarter of 2022. Net interest income for the quarter ended March 31, 2023 was impacted by increases in interest expense, which totaled $15.0 million for the first quarter of 2023 compared to $2.6 million for the same period in 2022, partially offset by increased interest and dividend income, which increased by $10.1 million when compared to March 31, 2022.

Average loans for the quarter ended March 31, 2023 were up $41.6 million or 0.8% from the fourth quarter of 2022, and $195.3 million or 3.9% compared to the same period in 2022. The increase in average loans was mainly in the residential and commercial real estate portfolios compared to the quarter ended March 31, 2022. Asset yields for the quarter ended March 31, 2023 were up 25 basis points compared to the quarter ended December 31, 2022, and up 63 basis points compared to the same period in 2022.

Average total deposits for the first quarter of 2023 were down $144.9 million, or 2.2% compared to the fourth quarter of 2022, and down $328.2 million, or 4.8% compared to the same period in 2022. The decrease was largely driven by a decline in stimulus funding and a tightening monetary policy that has led to a declining trend in bank deposits on a national level, as reported by the Federal Reserve. Average deposit balances at March 31, 2023 are $1.3 billion or 23.9% higher than pre-pandemic levels reported at December 31, 2019. The cost of interest-bearing deposits increased to 1.10% for the first quarter of 2023, compared to 0.69% for the fourth quarter of 2022, and 0.17% for the first quarter last year. The increase was mainly driven by higher market interest rates as a result of the target federal funds rate increasing 450 basis points over the prior twelve months. The total cost of interest-bearing liabilities of 1.26% for the first quarter of 2023 represented an increase of 42 basis points over the fourth quarter of 2022, and an increase of 105 basis points over the same period in 2022. At March 31, 2023, the Company estimates total uninsured deposits of $2.6 billion, which is unchanged from December 31, 2022. The uninsured deposit balance of $2.6 billion at March 31, 2023 is made up of $1.1 billion of collateralized government deposits and $1.5 billion of uninsured customer deposits without liquid collateral pledged. Total insured deposits and collateralized government deposits represent 76.9% of the Company's total deposits of $6.5 billion at March 31, 2023.

NONINTEREST INCOME

Noninterest income of $20.4 million for the first quarter of 2023 was up $2.0 million, or 11.2% compared to the most recent prior quarter, and up $415,000, or 2.1% compared to the prior year quarter in 2022. Noninterest income represented 27.3% of total revenue at March 31, 2023, compared to 24.3% at December 31, 2022, and 26.1% at March 31, 2022. Increases in insurance and card service fees in the first quarter of 2023 compared to the prior year quarter were partially offset by lower wealth management fees, primarily due to market conditions.

NONINTEREST EXPENSE

Noninterest expense was $50.2 million for the first quarter of 2023, which was in line with the fourth quarter of 2022, and up $3.3 million, or 7.1% over the first quarter of 2022, with the increase largely driven by higher personnel-related costs. Increases in FDIC insurance rates, as well as increased spending on marketing and technology also contributed to expense growth in the first quarter of 2023 compared to the first quarter of 2022.

INCOME TAX EXPENSE

The Company's effective tax rate was 23.3% for the first quarter of 2023, compared to 23.0% for the same period in 2022.

ASSET QUALITY

The allowance for credit losses represented 0.87% of total loans and leases at March 31, 2023, unchanged from the prior quarter, and up from 0.83% at March 31, 2022. The ratio of the allowance to total nonperforming loans and leases improved to 162.11% for the first quarter of 2023, compared to 139.86% at December 31, 2022 and 139.20% at March 31, 2022.

Provision for credit losses for the first quarter of 2023 was a credit of $825,000 compared to a credit of $520,000 for the same period in 2022. Net recoveries for the quarter ended March 31, 2023 were $1.3 million compared to net recoveries of $17,000 reported for the same period in 2022.

Nonperforming assets represented 0.37% of total assets at March 31, 2023, down from 0.43% at December 31, 2022 and 0.38% at March 31, 2022. At March 31, 2023, nonperforming loans and leases totaled $28.4 million, compared to $32.8 million at December 31, 2022 and $30.3 million at March 31, 2022.

Special Mention and substandard loans and leases totaled $85.6 million at March 31, 2023, reflecting improvement from the $98.3 million reported for December 31, 2022 and the $135.1 million at March 31, 2022. The improvement over prior quarter was mainly a result of upgrades on two large commercial real estate loans previously reported as Special Mention.

CAPITAL POSITION

Capital ratios at March 31, 2023 remained well above the regulatory minimums for well-capitalized institutions. The ratio of total capital to risk-weighted assets was 14.62% at March 31, 2023, compared to 14.42% at December 31, 2022 and 14.23% at March 31, 2022. The ratio of Tier 1 capital to average assets was 9.63% at March 31, 2023, compared to 9.34% at December 31, 2022 and 8.89% at March 31, 2022.

LIQUIDITY POSITION

The Company's liquidity is well positioned and remains stable from the fourth quarter of 2022. Liquidity is enhanced by ready access to national and regional wholesale funding sources including Federal funds purchased, repurchase agreements, brokered deposits, Federal Reserve Bank Discount Window advances and FHLB advances. The Company maintains ready access liquidity of $1.7 billion or 22.5% of assets. As members of the FHLB, the Company can use certain unencumbered mortgage-related assets and securities to secure borrowings from the FHLB. At March 31, 2023 the Company had an available borrowing capacity at the FHLB of $1.3 billion as compared to $1.3 billion in the fourth quarter of 2022. Through various programs at the Federal Reserve Bank, the Company has the ability to use certain unencumbered mortgage-related assets and securities to secure borrowings from the Federal Reserve Bank's Discount Window. At March 31, 2023 the available borrowing capacity with the Federal Reserve Bank was $157.0 million, secured by investment securities. In addition to the available borrowing lines at the FHLB and Federal Reserve Bank, at March 31, 2023, the Company maintained $265.3 million of unencumbered securities which could be pledged to further enhance secured borrowing capacity.

ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", or "anticipate", the negative and other variations of these terms and other similar words. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to certain uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission are among those that could cause actual results to differ materially from the forward-looking statements: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and access other sources of liquidity; GDP growth; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, such as state and local government mandates, SEC rule-making, the Dodd-Frank Act and Basel III and the Economic Growth, Regulatory Relief, and Consumer Protection Act; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; uncertainties arising from national and global events, including the war in Ukraine, as well as the potential impact of widespread protests, civil unrest, political uncertainty on the economy and the financial services industry, and pandemics or other public health crises, including the COVID-19 pandemic; and access to financial resources in the amounts, at the times and on the terms required to support the Company’s future businesses. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CONDITION

(In thousands, except share and per share data)	As of	As of
ASSETS	03/31/2023	12/31/2022
		(Audited)

Cash and noninterest bearing balances due from banks	$49,753	$18,572
Interest bearing balances due from banks	20,784	59,265
Cash and Cash Equivalents	70,537	77,837

Available-for-sale debt securities, at fair value (amortized cost of $1,795,423 at March 31, 2023 and $1,831,791 at December 31, 2022)	1,585,854	1,594,967
Held-to-maturity securities, at amortized cost (fair value of $258,755 at March 31, 2023 and $261,692 at December 31, 2022)	312,357	312,344
Equity securities, at fair value	790	777
Total loans and leases, net of unearned income and deferred costs and fees	5,273,671	5,268,911
Less: Allowance for credit losses	46,099	45,934
Net Loans and Leases	5,227,572	5,222,977

Federal Home Loan Bank and other stock	19,326	17,720
Bank premises and equipment, net	81,633	82,140
Corporate owned life insurance	86,175	85,556
Goodwill	92,602	92,602
Other intangible assets, net	2,605	2,708
Accrued interest and other assets	164,920	181,058
Total Assets	$7,644,371	$7,670,686
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,774,092	3,820,739
Time	725,338	631,411
Noninterest bearing	2,009,579	2,150,145
Total Deposits	6,509,009	6,602,295

Federal funds purchased and securities sold under agreements to repurchase	63,491	56,278
Other borrowings	327,000	291,300
Other liabilities	95,106	103,423
Total Liabilities	$6,994,606	$7,053,296
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,555,658 at March 31, 2023; and 14,555,741 at December 31, 2022	1,456	1,456
Additional paid-in capital	303,357	302,763
Retained earnings	537,331	526,727
Accumulated other comprehensive loss	(187,846)	(208,689)
Treasury stock, at cost – 120,879 shares at March 31, 2023, and 128,749 shares at December 31, 2022	(5,976)	(6,279)
Total Tompkins Financial Corporation Shareholders’ Equity	648,322	615,978
Noncontrolling interests	1,443	1,412
Total Equity	$649,765	$617,390
Total Liabilities and Equity	$7,644,371	$7,670,686

TOMPKINS FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data) (Unaudited)	Three Months Ended
	03/31/2023	03/31/2022
INTEREST AND DIVIDEND INCOME
Loans	$60,842	$51,131
Due from banks	139	41
Available-for-sale debt securities	6,743	6,770
Held-to-maturity securities	1,214	1,129
Federal Home Loan Bank and other stock	300	105
Total Interest and Dividend Income	69,238	$59,176
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	1,788	426
Other deposits	10,394	1,620
Federal funds purchased and securities sold under agreements to repurchase	14	16
Other borrowings	2,796	500
Total Interest Expense	14,992	2,562
Net Interest Income	54,246	56,614
Less: (Credit) for credit loss expense	(825)	(520)
Net Interest Income After Credit for Credit Loss Expense	55,071	57,134
NONINTEREST INCOME
Insurance commissions and fees	9,509	9,317
Wealth management fees	4,509	4,917
Service charges on deposit accounts	1,746	1,779
Card services income	2,682	2,543
Other income	1,941	1,476
Net gain (loss) on securities transactions	13	(47)
Total Noninterest Income	20,400	19,985
NONINTEREST EXPENSE
Salaries and wages	24,512	23,272
Other employee benefits	6,741	5,797
Net occupancy expense of premises	3,299	3,541
Furniture and fixture expense	2,054	1,991
Amortization of intangible assets	83	218
Other operating expense	13,469	12,020
Total Noninterest Expenses	50,158	46,839
Income Before Income Tax Expense	25,313	30,280
Income Tax Expense	5,901	6,976
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	19,412	23,304
Less: Net Income Attributable to Noncontrolling Interests	31	31
Net Income Attributable to Tompkins Financial Corporation	$19,381	23,273
Basic Earnings Per Share	$1.35	$1.61
Diluted Earnings Per Share	$1.35	$1.60

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Quarter Ended			Quarter Ended
	March 31, 2023			March 31, 2022
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$ 12,733	$ 139	4.42%	$ 134,129	$ 41	0.12%
Securities (1)
U.S. Government securities	2,033,307	7,424	1.48%	2,293,611	7,362	1.30%
State and municipal (2)	93,201	599	2.60%	101,746	649	2.59%
Other securities (2)	3,284	53	6.55%	3,390	23	2.73%
Total securities	2,129,792	8,076	1.54%	2,398,747	8,034	1.36%
FHLBNY and FRB stock	16,750	300	7.26%	10,098	105	4.23%
Total loans and leases, net of unearned income (2)(3)	5,251,278	61,034	4.71%	5,055,948	51,355	4.12%
Total interest-earning assets	7,410,553	69,549	3.81%	7,598,922	59,535	3.18%
Other assets	223,240			311,125
Total assets	$ 7,633,793			$ 7,910,047
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$ 3,833,566	$ 8,641	0.91%	$ 4,160,946	$ 750	0.07%
Time deposits	673,871	3,541	2.13%	631,594	1,296	0.83%
Total interest-bearing deposits	4,507,437	12,182	1.10%	4,792,540	2,046	0.17%
Federal funds purchased & securities sold under agreements to repurchase	57,523	14	0.10%	64,237	16	0.10%
Other borrowings	269,752	2,796	4.20%	125,298	500	1.62%
Total interest-bearing liabilities	4,834,712	14,992	1.26%	4,982,075	2,562	0.21%
Noninterest bearing deposits	2,065,701			2,108,825
Accrued expenses and other liabilities	102,172			106,120
Total liabilities	7,002,585			7,197,020
Tompkins Financial Corporation Shareholders’ equity	629,784			711,601
Noncontrolling interest	1,424			1,426
Total equity	631,208			713,027

Total liabilities and equity	$ 7,633,793			$ 7,910,047
Interest rate spread			2.55%			2.97%
Net interest income/margin on earning assets		54,557	2.99%		56,973	3.04%

Tax Equivalent Adjustment		(311)			(359)
Net interest income per consolidated financial statements		$ 54,246			$ 56,614

Exhibit 99.1

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Mar-23	Dec-22	Sep-22	Jun-22	Mar-22	Dec-22
Securities	$ 1,899,001	$ 1,908,088	$ 2,054,036	$ 2,204,851	$ 2,285,527	$ 1,908,088
Total Loans	5,273,671	5,268,911	5,208,436	5,162,503	5,063,451	5,268,911
Allowance for credit losses	46,099	45,934	44,772	43,793	42,126	45,934
Total assets	7,644,371	7,670,686	7,779,941	7,842,461	7,891,111	7,670,686
Total deposits	6,509,009	6,602,295	6,936,726	6,769,521	7,016,739	6,602,295
Federal funds purchased and securities sold under agreements to repurchase	63,491	56,278	55,340	50,075	57,115	56,278
Other borrowings	327,000	291,300	101,000	295,600	60,000	291,300
Total common equity	648,322	615,978	571,453	622,843	656,049	615,978
Total equity	649,765	617,390	572,959	624,318	657,492	617,390

Average Balance Sheet
Average earning assets	$ 7,410,553	$ 7,568,656	$ 7,639,123	$ 7,621,588	$ 7,598,922	$ 7,607,078
Average assets	7,633,793	7,721,335	7,853,847	7,830,645	7,910,047	7,828,520
Average interest-bearing liabilities	4,834,712	4,828,561	4,861,857	4,901,345	4,982,075	4,892,952
Average equity	631,208	580,720	635,324	639,354	713,027	641,726

Share data
Weighted average shares outstanding (basic)	14,326,595	14,308,323	14,289,022	14,317,415	14,400,003	14,328,280
Weighted average shares outstanding (diluted)	14,389,673	14,385,884	14,367,149	14,387,601	14,478,183	14,404,294
Period-end shares outstanding	14,519,748	14,519,831	14,483,757	14,504,604	14,561,450	14,519,831
Common equity book value per share	$ 44.65	$ 42.42	$ 39.45	$ 42.94	$ 45.05	$ 42.42
Tangible book value per share (Non-GAAP)**	$ 38.16	$ 35.93	$ 32.93	$ 36.42	$ 38.54	$ 35.93
**See "Non-GAAP measures" below for a discussion of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP.

Income Statement
Net interest income	$ 54,246	$ 57,294	$ 58,111	$ 58,262	$ 56,614	$ 230,281
(Credit) provision for credit loss expense (5)	(825)	1,397	1,056	856	(520)	2,789
Noninterest income	20,400	18,351	20,692	18,944	19,985	77,972
Noninterest expense (5)	50,158	50,190	49,602	49,120	46,839	195,751
Income tax expense	5,901	4,478	6,774	6,329	6,976	24,557
Net income attributable to Tompkins Financial Corporation	19,381	19,548	21,340	20,869	23,273	85,030
Noncontrolling interests	31	32	31	32	31	126
Basic earnings per share (4)	1.35	1.36	1.49	1.45	1.61	5.92
Diluted earnings per share (4)	1.35	1.36	1.48	1.45	1.60	5.89

Nonperforming Assets
Nonaccrual loans and leases	$ 28,424	$ 28,289	$ 30,013	$ 24,665	$ 25,200	$ 28,289
Loans and leases 90 days past due and accruing	13	25	161	62	0	25
Performing troubled debt restructuring*	0	4,530	4,730	4,872	5,064	4,530
Total nonperforming loans and leases	28,437	32,844	34,904	29,599	30,264	32,844
OREO	36	152	335	122	88	152
Total nonperforming assets	$ 28,473	$ 32,996	$ 35,239	$ 29,721	$ 30,352	$ 32,996
*No amount shown for periods subsequent to the Company's adoption of ASU 2022-02 effective January 1, 2023.

Exhibit 99.1

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Mar-23	Dec-22	Sep-22	Jun-22	Mar-22	Dec-22
Loans and leases 30-89 days past due and
accruing	$ 5,894	$ 3,172	$ 3,160	$ 9,837	$ 1,735	$ 3,172
Loans and leases 90 days past due and accruing	13	25	161	62	0	25
Total loans and leases past due and accruing	5,907	3,197	3,321	9,899	1,735	3,197

Allowance for Credit Losses
Balance at beginning of period	$ 45,934	$ 44,772	$ 43,793	$ 42,126	$ 42,843	$ 42,843
Impact of adopting ASC 326	64	0	0	0	0	0
(Credit) provision for credit losses	(1,180)	1,352	1,101	780	(734)	$ 2,499
Net loan and lease charge-offs (recoveries)	(1,281)	190	122	(887)	(17)	$ (592)
Allowance for credit losses at end of period	$ 46,099	$ 45,934	$ 44,772	$ 43,793	$ 42,126	$ 45,934

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$ 2,796	$ 2,751	$ 2,796	$ 2,720	$ 2,506	$ 2,506
Provision (credit) for credit losses	355	45	(45)	76	214	$ 290
Allowance for credit losses at end of period	$ 3,151	$ 2,796	$ 2,751	$ 2,796	$ 2,720	$ 2,796

Loan Classification - Total Portfolio
Special Mention	$ 39,255	$ 49,752	$ 66,730	$ 72,270	$ 92,380	$ 49,752
Substandard	46,315	48,537	40,007	42,756	42,722	48,537

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	0.54%	0.62%	0.67%	0.57%	0.60%	0.62%
Nonperforming assets/total assets	0.37%	0.43%	0.45%	0.38%	0.38%	0.43%
Allowance for credit losses/total loans and leases	0.87%	0.87%	0.86%	0.85%	0.83%	0.87%
Allowance/nonperforming loans and leases	162.11%	139.86%	128.27%	147.95%	139.20%	139.85%
Net loan and lease losses annualized/total average loans and leases	(0.10)%	0.01%	0.01%	(0.07)%	0.00%	(0.01)%

Capital Adequacy
Tier 1 Capital (to average assets)	9.63%	9.34%	9.14%	9.02%	8.89%	9.34%
Total Capital (to risk-weighted assets)	14.62%	14.42%	14.26%	14.07%	14.23%	14.42%

Profitability (period-end)
Return on average assets *	1.03%	1.00%	1.08%	1.07%	1.19%	1.09%
Return on average equity *	12.45%	13.36%	13.33%	13.09%	13.24%	13.25%
Net interest margin (TE) *	2.99%	3.02%	3.04%	3.09%	3.04%	3.05%
* Quarterly ratios have been annualized

Exhibit 99.1

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the below tables. The Company believes the non-GAAP measures provide meaningful comparisons of our underlying operational performance and facilitate management's and investors' assessments of business and performance trends in comparison to others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a measure of the Company's profitability or liquidity; they are in addition to, and are not a substitute for, financial measures under GAAP. The non-GAAP financial measures presented herein may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Reconciliation of Common Equity Book Value Per Share (GAAP) to Tangible Book Value Per Share (non-GAAP)
	Quarter-Ended					Year-ended
	Mar-23	Dec-22	Sep-22	Jun-22	Mar-22	Dec-22
Total common equity	$ 648,322	$ 615,978	$ 571,453	$ 622,843	$ 656,049	$ 615,978
Less: Goodwill and intangibles	94,253	94,336	94,554	94,617	94,836	94,336
Tangible common equity (Non-GAAP)	554,069	521,642	476,899	528,226	561,213	521,642
Ending shares outstanding	14,519,748	14,519,831	14,483,757	14,504,604	14,561,450	14,519,831
Tangible book value per share (Non-GAAP)	$ 38.16	$ 35.93	$ 32.93	$ 36.42	$ 38.54	$ 35.93

(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.

(2) Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2023 and 2022 to increase tax exempt interest income to taxable-equivalent basis.

(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(4) Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.

(5) Amounts in prior periods' financial statements are reclassified when necessary to conform to the current period's presentation.